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                                                                    Exhibit 99.1

Report of Independent Registered Public Accounting Firm on Schedule

To the Stockholders of I-Sector Corporation

In connection with our audits of the consolidated financial statements of I-Sector Corporation and subsidiaries referred to in our report dated February 28, 2005, which is included in the Company's 2004 From 10-K, we have also audited Schedule II for the years ended December 31, 2003 and 2004. In our opinion, this schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/Grant Thornton LLP
Houston, Texas
February 28, 2005

VALUATION AND QUALIFYING ACCOUNTS

FINANCIAL STATEMENT SCHEDULE II
I-SECTOR CORPORATION
VALUATION AND QUALIFYING ACCOUNTS
AS OF DECEMBER 31, 2004
(In Thousands)

                                              Balance at    Charges to
                                              Beginning     Costs and                      Other       Balance at
               Description                     of Year       Expenses      Write-offs     Changes     End of Year
-------------------------------------------  ------------  -------------  ------------  ------------  ------------
Accumulated provision deducted from
related assets on balance sheet
  Allowance for doubtful accounts
  receivable:
                2002                          $  1,253        $   910      $   (1,235)   $         -     $   928
                2003                               928            448            (764)             -         612
                2004                               612            831            (169)             -       1,274

  Allowance for doubtful notes
  receivable:
                2002                                 -            361               -              -         361
                2003                               361            321             (59)             -         623
                2004                               623            515             (16)             -       1,122

  Inventory Reserves
                2002                               144              -            (144)             -           -
                2003                                 -              -               -              -           -
                2004                                 -              -               -              -           -